                                 AMENDMENT NO. 3

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated October 15, 1998, by and among AIM Variable Insurance Funds (formerly " AIM Variable Insurance Funds, Inc.", a Maryland corporation), A I M Distributors, Inc., a Delaware Corporation, The Lincoln Life & Annuity Company of New York, a New York life insurance company and Lincoln Financial Advisors Corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                                                   SEPARATE ACCOUNTS
         FUNDS AVAILABLE UNDER                     UTILIZING SOME OR                   POLICIES/CONTRACTS FUNDED BY THE
             THE POLICIES                          ALL OF THE FUNDS                            SEPARATE ACCOUNTS
--------------------------------------   ------------------------------------   ----------------------------------------------
AIM V.I. Capital Appreciation Fund       Lincoln Life & Annuity Flexible        -    The Lincoln Life & Annuity Company of New
AIM V.I. Diversified Income Fund         Premium Variable Life Account M             York: Flexible Premium Variable Life
AIM V.I. Growth Fund                                                                 Insurance Policy LN615NYLNY; LN660NY
AIM V.I. International Equity Fund
AIM V.I. Value Fund

                                         LLANY Separate Account R for           -    The Lincoln Life & Annuity Company of New
                                         Flexible Premium Variable Life              York: Flexible Premium Variable Life
                                         Insurance                                   Insurance Policy On the Lives of Two
                                                                                     Insureds LN650NY; LN655

                                         Lincoln New York Separate Account N    -    Lincoln Life & Annuity Company of New
                                         for Variable Annuities                      York: Lincoln Choice Plus Variable
                                                                                     Annuity AN426NY; Lincoln Choice Plus
                                                                                     Access Variable Annuity 30296 NY


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: July 15, 2000

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Nancy L. Martin             By: /s/ Gary T. Crum
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Gary T. Crum
Title: Assistant Secretary              Title: Senior Vice President

(SEAL)


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

                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Michael J. Cemo
Title: Assistant Secretary              Title: President

(SEAL)


                                        THE LINCOLN LIFE & ANNUITY COMPANY OF
                                        NEW YORK


Attest: /s/ Kathleen R. Gorman          By: /s/ Troy  D. Panning
        -----------------------------       ------------------------------------
Name:                                   Name: Troy D. Panning
      -------------------------------
Title:                                  Title: Chief Financial Officer/
       ------------------------------          2nd Vice President

(SEAL)


                                        LINCOLN FINANCIAL ADVISORS CORPORATION


Attest: /s/ Trina Mills                 By: /s/ Richard C. Boyles
        -----------------------------       ------------------------------------
Name:                                   Name: Richard C. Boyles
      -------------------------------
Title:                                  Title: 2nd Vice President
       ------------------------------

(SEAL)


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